UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
 February 16, 2016

GIGAMON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35957	26-3963351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3300 Olcott Street
Santa Clara, California 95054
(Address of principal executive offices, including zip code)
(408) 831-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 16, 2016, the compensation committee (the “Committee”) of the board of directors of Gigamon Inc. (the “Company”) approved an increase in the annual base salary for each of Paul A. Hooper, the Company’s chief executive officer, and Michael J. Burns, the Company’s chief financial officer, to be effective on March 1, 2016. The Committee approved an increase in Mr. Hooper’s annual base salary from $352,000 to $422,000, resulting in an increase to Mr. Hooper’s total target annual cash compensation from $704,000 to $844,000. The Committee also approved an increase in Mr. Burns’ annual base salary from $278,100 to $320,000, resulting in an increase to Mr. Burns’ total target annual cash compensation from $417,150 to $480,000.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGAMON INC.

By:	/s/ Paul B. Shinn
Paul B. Shinn Chief Legal Officer
Date: February 19, 2016